EXHIBIT 32.1

CERTIFICATION PURSUANT TO

SECTION 1350 OF TITLE 18 OF THE U.S. CODE

I, David J. Lesar, Chairman of the Board, Director and Chief Executive Officer of Superior Energy Services, Inc. (the “Company”), certify, pursuant to Section 1350 of Title 18 of the U.S. Code, adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), that, to my knowledge:

1.
the quarterly report on Form 10-Q of the Company for the quarter ended September 30, 2024 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 30, 2024	/s/ David J. Lesar
David J. Lesar
Chairman of the Board, Director and Chief Executive Officer (Principal Executive Officer)
Superior Energy Services, Inc.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.